Exhibit 10.1
FIRST MODIFICATION TO
LOAN AND SECURITY AGREEMENT

DATE:		May 24, 2007

PARTIES:	Borrower:	PROLINK HOLDINGS CORP., a Delaware corporation and PROLINK SOLUTIONS, LLC, a Delaware limited liability company

	Borrower	410 S. Benson Lane
	Address:	Chandler, Arizona 85244

	Lender:	COMERICA BANK

	Lender	One North Central, Suite 1000, 10th Floor
	Address:	Phoenix, Arizona 85004
RECITALS:
          A. Lender has extended to Borrower credit (collectively, the “Loan”) in the form of a revolving line of credit in the maximum principal amount of $3,000,000.00, evidenced by that certain Revolving Promissory Note, dated October 23, 2006 (the “Revolving Note”) and in the form of a term loan in the principal amount of $2,500,000.00, evidenced by that certain Term Promissory Note, dated October 23, 2006 (the “Term Note”), made pursuant to and secured by that certain Loan and Security Agreement, dated October 23, 2006 (the “Loan Agreement”). The Loan Agreement and any other agreements, documents, and instruments securing the Credit are referred to individually and collectively as the “Security Documents”. The Loan Agreement, the Revolving Note, the Term Note, the Security Documents, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan are sometimes referred to individually and collectively as the “Loan Documents”. Capitalized terms not otherwise defined herein shall have the same meaning as defined in the Loan Agreement.
          B. Borrower has requested that Lender modify the Loan Documents to, inter alia, allow for an overadvance under the Revolving Loan against foreign receivables which are not otherwise Eligible Foreign Receivables. Lender is willing to so modify the Loan Documents, subject to the terms and conditions herein.
AGREEMENT:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:
1. ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.

2. MODIFICATION OF LOAN DOCUMENTS.
     2.1 Effective the date of this Agreement, the Loan Documents are modified as follows:
          2.1.1 The interest rate referenced in the Revolving Note is hereby amended to a per annum rate which is two percent (2.0%) per annum in excess of the Base Rate (as such term is defined in the Revolving Note).
          2.1.2 The interest rate referenced in the Term Note is hereby amended to a per annum rate which is two percent (2.0%) per annum in excess of the Base Rate (as such term is defined in the Term Note).
          2.1.3 In addition to the regularly scheduled principal payments required to be made pursuant to the terms of the Term Note, Borrower shall be obligated to make the following additional principal payments on the Term Note on or before the dates referenced below:
     1) One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) on or before June 8, 2007; and
     2) One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) on or before June 18, 2007.
          2.1.4 Section 1.6 of the Loan Agreement is hereby amended from the date hereof through June 30, 2007 as follows:
     1.6 “Borrowing Base” shall mean the sum of (a) the lesser of (i) seventy percent (70%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto or (ii) One Million and No/100 Dollars ($1,000,000.00) and (b) the lesser of (i) the sum of ninety percent (90%) of the net amount of Eligible Foreign Accounts after deducting therefrom all payments, adjustments and credits applicable thereto and ninety percent of (90%) of Ineligible Foreign Accounts up to a maximum of Five Hundred Thousand and No/100 Dollars ($500,000.00) or (ii) Nine Hundred Thousand and No/100 Dollars ($900,000.00). For purposes of the this Section 1.6, “Ineligible Foreign Accounts” shall mean Elumina, F.A., accounts which otherwise meet the criteria for being an Eligible Account but which are not insured a minimum of 95% by an Ex-Im Bank Multi-Buyer Export Credit Insurance Policy issued by the Export-Import Bank of the United States (or issued by such other insurer acceptable to the Bank in its sole and absolute discretion).
     On July 1, 2007, the above referenced definition shall be of no further force and effect and the definition of “Borrowing Base” in Section 1.6 of the Loan Agreement shall revert back to the original definition as provided in Section 1.6 of the Loan Agreement. Borrower shall be required to immediately make any remarginging payment required pursuant to Section 2.2 of the Loan Agreement as a result of such modification to the definition of Borrowing Base.
          2.1.5 Section 2.3 of the Loan Agreement is hereby deleted in its entirety.
          2.1.6 In addition to any other fees due and payable under the Loan Documents, Borrower shall be assessed a late fee of Five Thousand and No/100 Dollars ($5,000.00), any time Borrower does not deliver the Borrowing Base Certificate by 5:00 p.m. Arizona time on Friday of each week for the prior week ended pursuant to Section 6.14(e) of the Loan Agreement. Such fee shall be due and payable on demand by Lender and the provisions of this Section 2.1.6 shall remain in effect until Borrower receives written notice from Lender that Lender shall no longer desires to charge such late fee.
     2.2 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.
3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.
4. BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Lender:
     4.1 No Event of Default under any of the Loan Documents as modified herein has occurred and is continuing.
     4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.
     4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.
     4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
     4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
     4.6 Each Borrower is organized and in good standing in the State of Delaware and is qualified to do business in the State of Arizona and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. Borrower’s principal place of business is in the State of Arizona at 410 S. Benson Lane, Chandler, Arizona 85244. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.
5. BORROWER COVENANTS.
Borrower covenants with Lender:
     5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.
     5.2 Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents, and (ii) arising from events occurring prior to the date of this Agreement.
     5.3 Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Lender:
          5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.
          5.3.2 All of the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, outside attorneys’ fees).
6. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.
Lender shall not be bound by this Agreement until each of the following shall have occurred: (i) Lender has executed and delivered this Agreement, (ii) Borrower shall have executed all instruments, documents and financing statements as required by Lender to effectuate the terms and conditions of this Agreement, and (iii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement.
7. ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.
8. BINDING EFFECT.
The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns.

9. CHOICE OF LAW.
This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.
10. COUNTERPART EXECUTION.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.
DATED as of the date first above stated.

PROLINK HOLDINGS CORP., a Delaware corporation

By:	/s/ Michael Browne

Name:	Michael Browne
Title:	Chief Financial Officer

PROLINK SOLUTIONS, LLC, a Delaware limited liability company

By:	/s/ Michael Browne

Name:	Michael Browne
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Matthew E. James

Name:	Matthew E. James

Title:	Corporate Banking Officer